NEWS RELEASE
For information contact:
Kevin B. Habicht
Chief Financial Officer
(407) 265-7348    FOR IMMEDIATE RELEASE
November 4, 2014

THIRD QUARTER 2014 OPERATING RESULTS AND 2015 FFO GUIDANCE ANNOUNCED BY NATIONAL RETAIL PROPERTIES, INC.

Orlando, Florida, November 4, 2014 – National Retail Properties, Inc. (NYSE: NNN), a real estate investment trust, today announced its operating results for the quarter and nine months ended September 30, 2014. Highlights include:

Operating Results:

•	Revenues and net earnings, FFO, Recurring FFO and AFFO available to common stockholders and diluted per share amounts:

	Quarter Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
	(in thousands, except per share data)
Revenues	$109,856	$100,775	$319,532	$289,534

Net earnings available to common stockholders	$39,081	$34,810	$110,268	$96,839
Net earnings per common share	$0.31	$0.29	$0.89	$0.81

FFO available to common stockholders	$65,369	$59,946	$188,700	$168,871
FFO per common share	$0.52	$0.49	$1.53	$1.41

Recurring FFO available to common stockholders	$65,390	$59,465	$188,956	$169,149
Recurring FFO per common share	$0.52	$0.49	$1.53	$1.42

AFFO available to common stockholders	$66,644	$60,898	$192,072	$175,312
AFFO per common share	$0.53	$0.50	$1.56	$1.47

Third Quarter 2014 Highlights:

•	FFO per share and Recurring FFO per share increased 6.1% over prior year results

•	AFFO per share increased 6.0% over prior year results

•	Portfolio occupancy increased to 98.8% at September 30, 2014, as compared to 98.5% at June 30, 2014, and 98.1% at September 30, 2013

•	Invested $345.5 million in 121 properties with an aggregate 1,484,000 square feet of gross leasable area at an initial cash yield of 7.4%

•	Sold 10 properties for $15.2 million producing $3.5 million of gains on sales, net of income tax

•	Raised $69.8 million in net proceeds from the issuance of 1,906,988 common shares

Highlights for the nine months ended September 30, 2014:

•	FFO per share increased 8.5% over prior year results

•	Recurring FFO per share increased 7.7% over prior year results

•	AFFO per share increased 6.1% over prior year results

•	Invested $531.5 million in 202 properties with an aggregate 2,006,000 square feet of gross leasable area at an initial cash yield of 7.4%

•	Sold 24 properties for $41.4 million producing $7.8 million of gains on sales, net of income tax and noncontrolling interest

•	Raised $491.2 million of new long-term capital at attractive pricing and terms

•	Raised $145.1 million in net proceeds from the issuance of 4,058,593 common shares

•	Raised $346.1 million in net proceeds from the issuance of 3.90% senior unsecured notes due 2024

•	Paid off $150 million principal amount of 6.25% senior unsecured notes due 2014

On July 17, 2014, Standard & Poor's Rating Services raised National Retail Properties' unsecured debt rating to BBB+.

National Retail Properties announced an increase in 2014 FFO guidance from a range of $2.00 to $2.04 to a range of $2.04 to$2.06 per share before any impairment expense. The 2014 AFFO is estimated to be $2.08 to $2.10 per share. The FFO guidance equates to net earnings before any gains or losses from the sale of real estate of $1.17 to $1.19 per share, plus $0.87 per share of expected real estate depreciation, amortization and impairments. The guidance is based on current plans and assumptions and subject to risks and uncertainties more fully described in this press release and the company's reports filed with the Securities and Exchange Commission.

The company also announced 2015 FFO guidance of $2.13 to $2.17 per share and estimated 2015 AFFO to be $2.19 to $2.23 per share. This FFO guidance equates to net earnings before any gains or losses from the sale of real estate and impairment charges of $1.19 to $1.23 per share plus $0.94 per share of expected real estate related depreciation and amortization. The guidance is based on current plans, assumptions, and estimates and is subject to the risks and uncertainties more fully described in this press release and the company's reports filed with the Securities and Exchange Commission.

Craig Macnab, Chief Executive Officer, commented: “We are pleased with the excellent acquisition activity in the third quarter. As a result, our reported third quarter results plus our full year 2014 guidance both indicate 6% growth over 2013 results. We are optimistic that 2015 will allow us to continue to produce solid growth in per share results. Significantly, our recent common dividend declaration marks the 25th consecutive year of increased annual cash dividends paid. This record is testimony to the performance consistency of our single tenant retail assets and the execution of our strategy over many years. This long term record of annually raising our dividend puts NNN in a very small group of public companies and is a record we obviously intend to perpetuate.”

National Retail Properties invests primarily in high-quality retail properties subject generally to long-term, net leases. As of September 30, 2014, the company owned 2,038 properties in 47 states with a gross leasable area of approximately 22.1 million square feet. For more information on the company, visit www.nnnreit.com.

Management will hold a conference call on November 4, 2014, at 10:30 a.m. ET to review these results. The call can be accessed on the National Retail Properties web site live at http://www.nnnreit.com. For those unable to listen to the live broadcast, a replay will be available on the company’s web site. In addition, a summary of any earnings guidance given on the call will be posted to the company’s web site.

Statements in this press release that are not strictly historical are “forward-looking” statements. Forward-looking statements involve known and unknown risks, which may cause the company’s actual future results to differ materially from expected results. These risks include, among others, general economic conditions, local real estate conditions, changes in interest rates, increases in operating costs, the preferences and financial condition of the company's tenants, the availability of capital, risks related to the company's status as a REIT and the profitability of the company’s taxable subsidiary. Additional information concerning these and other factors that could cause actual results to differ materially from these forward-looking statements is contained from time to time in the company’s Securities and Exchange Commission (“SEC”) filings, including, but not limited to, the company’s Annual Report on Form 10-K. Copies of each filing may be obtained from the company or the SEC. Such forward-looking statements should be regarded solely as reflections of the company’s current operating plans and estimates. Actual operating results may differ materially from what is expressed or forecast in this press release. National Retail Properties, Inc. undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date these statements were made.

The reported results are preliminary and not final and there can be no assurance that the results will not vary from the final information filed on Form 10-Q with the SEC for the quarter and nine months ended September 30, 2014. In the opinion of management, all adjustments considered necessary for a fair presentation of these reported results have been made.

Funds From Operations, commonly referred to as FFO, is a relative non-GAAP financial measure of operating performance of an equity REIT in order to recognize that income-producing real estate historically has not depreciated on the basis determined under GAAP. FFO is defined by the National Association of Real Estate Investment Trusts (“NAREIT”) and is used by the company as follows: net earnings (computed in accordance with GAAP) plus depreciation and amortization of assets unique to the real estate industry, excluding gains (or including losses), any applicable taxes and noncontrolling interests on the disposition of certain assets, the company’s share of these items from the company’s unconsolidated partnerships and any impairment charges on a depreciable real estate asset.

FFO is generally considered by industry analysts to be the most appropriate measure of performance of real estate companies. FFO does not necessarily represent cash provided by operating activities in accordance with GAAP and should not be considered an alternative to net earnings as an indication of the company’s performance or to cash flow as a measure of liquidity or ability to make distributions. Management considers FFO an appropriate measure of performance of an equity REIT because it primarily excludes the assumption that the value of the real estate assets diminishes predictably over time, and because industry analysts have accepted it as a performance measure. The company’s computation of FFO may differ from the methodology for calculating FFO used by other equity REITs, and therefore, may not be comparable to such other REITs. A reconciliation of net earnings (computed in accordance with GAAP) to FFO, as defined by NAREIT, is included in the financial information accompanying this release.

Adjusted Funds From Operations (“AFFO”) is a non-GAAP financial measure of operating performance used by many companies in the REIT industry. AFFO adjusts FFO for certain non-cash items that reduce or increase net income in accordance with GAAP. AFFO should not be considered an alternative to net earnings, as an indication of the company's performance or to cash flow as a measure of liquidity or ability to make distributions. Management considers AFFO a useful supplemental measure of the company’s performance. The company’s computation of AFFO may differ from the methodology for calculating AFFO used by other equity REITs, and therefore, may not be comparable to such other REITs. A reconciliation of net earnings (computed in accordance with GAAP) to AFFO is included in the financial information accompanying this release.
In April 2014, the FASB issued Accounting Standards Update ("ASU") 2014-08, “Presentation of Financial Statements (Topic 205) and Property, Plant, and Equipment (Topic 360): Reporting Discontinued Operations and Disclosures of Disposal of Components of an Entity,” effective for fiscal years beginning on or after December 15, 2014, with early adoption permitted beginning January 1, 2014. Under ASU 2014-08, only disposals representing a strategic shift in operations are to be presented as discontinued operations. NNN has elected early adoption of ASU 2014-08. This requires the company to continue to classify any property disposal or property classified as held for sale as of December 31, 2013, as discontinued operations prospectively. Therefore, the revenues and expenses related to these properties are presented as discontinued operations as of September 30, 2014. The company did not classify any additional properties as discontinued operations subsequent to December 31, 2013. The adoption of ASU 2014-08 did not have a significant impact on NNN’s financial position or results of operations.

National Retail Properties, Inc. (in thousands, except per share data) (unaudited)

	Quarter Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
Income Statement Summary

Revenues:
Rental and earned income	$105,617	$96,677	$306,593	$277,304
Real estate expense reimbursement from tenants	3,323	3,162	9,783	9,343
Interest and other income from real estate transactions	452	342	1,786	1,098
Interest income on commercial mortgage residual interests	464	594	1,370	1,789
	109,856	100,775	319,532	289,534

Operating expenses:
General and administrative	9,007	7,536	25,995	25,213
Real estate	4,583	4,543	13,669	12,870
Depreciation and amortization	29,768	25,831	85,787	72,092
Impairment – commercial mortgage residual interests valuation	21	16	256	16
Impairment losses and other charges	77	435	562	3,550
	43,456	38,361	126,269	113,741

Other expenses (revenues):
Interest and other income	(87)	(722)	(245)	(1,433)
Interest expense	21,641	20,125	63,681	65,613
	21,554	19,403	63,436	64,180

Income tax benefit (expense)	(372)	(219)	(721)	152

Earnings from continuing operations	44,474	42,792	129,106	111,765

Earnings from discontinued operations, net of income tax expense	142	1,550	124	4,086
Earnings before gain on disposition of real estate, net of income tax expense	44,616	44,342	129,230	115,851

Gain on disposition of real estate, net of income tax expense	3,356	—	8,166	—

Earnings including noncontrolling interests	47,972	44,342	137,396	115,851

Loss (earnings) attributable to noncontrolling interests:
Continuing operations	(32)	10	(552)	216
Discontinued operations	—	—	—	(163)
	(32)	10	(552)	53

Net earnings attributable to NNN	47,940	44,352	136,844	115,904
Series D preferred stock dividends	(4,762)	(4,762)	(14,285)	(14,285)
Series E preferred stock dividends	(4,097)	(4,780)	(12,291)	(4,780)
Net earnings available to common stockholders	$39,081	$34,810	$110,268	$96,839

National Retail Properties, Inc. (in thousands, except per share data) (unaudited)

	Quarter Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013

Weighted average common shares outstanding:
Basic	124,554	120,288	122,884	117,222
Diluted	125,045	121,230	123,366	119,356

Net earnings per share available to common stockholders:
Basic:
Continuing operations	$0.31	$0.28	$0.89	$0.79
Discontinued operations	—	0.01	—	0.03
Net earnings	$0.31	$0.29	$0.89	$0.82

Diluted:
Continuing operations	$0.31	$0.28	$0.89	$0.77
Discontinued operations	—	0.01	—	0.04
Net earnings	$0.31	$0.29	$0.89	$0.81

National Retail Properties, Inc. (in thousands, except per share data) (unaudited)

	Quarter Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
Funds From Operations (FFO) Reconciliation:
Net earnings available to common stockholders	$39,081	$34,810	$110,268	$96,839
Real estate depreciation and amortization:
Continuing operations	29,707	25,774	85,605	71,924
Discontinued operations	3	174	3	331
Gain on disposition of real estate, net of income tax and noncontrolling interest	(3,499)	(811)	(7,801)	(3,467)
Impairment charges (recoveries) – real estate	77	(1)	625	3,244
Total FFO adjustments	26,288	25,136	78,432	72,032
FFO available to common stockholders	$65,369	$59,946	$188,700	$168,871

FFO per common share:
Basic	$0.52	$0.50	$1.54	$1.44
Diluted	$0.52	$0.49	$1.53	$1.41

Recurring Funds from Operations Reconciliation:
Net earnings available to common stockholders	$39,081	$34,810	$110,268	$96,839
Total FFO adjustments	26,288	25,136	78,432	72,032
FFO available to common stockholders	65,369	59,946	188,700	168,871

Impairment – commercial mortgage residual interests valuation	21	16	256	16
Impairment charges – real estate	—	—	—	759
Notes receivable redemption income	—	(497)	—	(497)
Total Recurring FFO adjustments	21	(481)	256	278
Recurring FFO available to common stockholders	$65,390	$59,465	$188,956	$169,149

Recurring FFO per common share:
Basic	$0.52	$0.49	$1.54	$1.44
Diluted	$0.52	$0.49	$1.53	$1.42

National Retail Properties, Inc. (in thousands, except per share data) (unaudited)

	Quarter Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
Adjusted Funds From Operations (AFFO) Reconciliation:
Net earnings available to common stockholders	$39,081	$34,810	$110,268	$96,839
Total FFO adjustments	26,288	25,136	78,432	72,032
Total Recurring FFO adjustments	21	(481)	256	278
Recurring FFO available to common stockholders	65,390	59,465	188,956	169,149

Straight line accrued rent	(296)	(346)	(1,414)	(318)
Net capital lease rent adjustment	346	420	1,013	1,230
Below market rent amortization	(680)	(585)	(1,939)	(1,833)
Stock based compensation expense	2,281	1,917	6,774	5,525
Capitalized interest expense	(397)	(470)	(1,318)	(1,010)
Convertible debt interest expense	—	—	—	2,072
Notes receivable redemption income	—	497	—	497
Total AFFO adjustments	1,254	1,433	3,116	6,163
AFFO available to common stockholders	$66,644	$60,898	$192,072	$175,312

AFFO per common share:
Basic	$0.54	$0.51	$1.56	$1.50
Diluted	$0.53	$0.50	$1.56	$1.47

Other Information:
Percentage rent	$177	$267	$489	$801
Amortization of debt costs	$713	$654	$2,066	$2,460
Scheduled debt principal amortization (excluding maturities)	$271	$270	$825	$795
Non-real estate depreciation expense	$66	$62	$199	$185
Real estate acquisition costs (included in general and administrative expense)	$961	$55	$1,188	$1,659

National Retail Properties, Inc. (in thousands) (unaudited)

Earnings from Discontinued Operations: Effective January 1, 2014, NNN has early adopted ASU 2014-08. Under ASU 2014-08, only disposals representing a strategic shift in operations are to be presented as discontinued operations. This requires the company to continue to classify any property disposal or property classified as held for sale as of December 31, 2013, as discontinued operations prospectively. Therefore, the revenues and expenses related to these properties are presented as discontinued operations as of September 30, 2014. The company did not classify any additional properties as discontinued operations subsequent to December 31, 2013.

	Quarter Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013

Revenues:
Rental and earned income	$—	$699	$—	$1,746
Real estate expense reimbursement from tenants	6	14	17	91
Interest and other income from real estate transactions	—	—	22	33
	6	713	39	1,870

Expenses:
General and administrative	—	1	—	214
Real estate	4	95	4	188
Depreciation and amortization	3	174	3	331
Impairment charges (recoveries)	—	(436)	63	468
Interest	—	—	—	41
	7	(166)	70	1,242

Gain on disposition of real estate	143	1,228	155	4,402
Income tax expense	—	(557)	—	(944)

Earnings from discontinued operations attributable to NNN including noncontrolling interests	142	1,550	124	4,086
Earnings attributable to noncontrolling interests	—	—	—	(163)
Earnings from discontinued operations attributable to NNN	$142	$1,550	$124	$3,923

National Retail Properties, Inc. (in thousands) (unaudited)

	September 30, 2014	December 31, 2013
Balance Sheet Summary

Assets:
Cash and cash equivalents	$4,904	$1,485
Receivables, net of allowance	2,135	4,107
Mortgages, notes and accrued interest receivable	11,279	17,119
Real estate portfolio:
Accounted for using the operating method, net of accumulated depreciation and amortization	4,662,775	4,250,547
Accounted for using the direct financing method	17,329	18,342
Real estate held for sale	14,060	18,161
Commercial mortgage residual interests	12,075	11,721
Accrued rental income, net of allowance	25,972	24,797
Debt costs, net of accumulated amortization	14,111	12,877
Other assets	101,937	95,367
Total assets	$4,866,577	$4,454,523

Liabilities:
Line of credit payable	$134,900	$46,400
Mortgages payable, including unamortized premium	11,558	9,475
Notes payable, net of unamortized discount	1,714,401	1,514,184
Accrued interest payable	30,537	17,142
Other liabilities	91,852	89,037
Total liabilities	1,983,248	1,676,238

Stockholders’ equity of NNN	2,882,769	2,777,045
Noncontrolling interests	560	1,240
Total equity	2,883,329	2,778,285

Total liabilities and equity	$4,866,577	$4,454,523

Common shares outstanding	126,422	121,992

Gross leasable area, Property Portfolio (square feet)	22,125	20,402

National Retail Properties, Inc Debt Summary As of September 30, 2014 (in thousands) (unaudited)
Unsecured Debt	Principal	Principal, Net of Discount	Stated Rate	Effective Rate	Maturity Date
Line of credit payable	$134,900	$134,900	L + 107.5 bps	—	October 2016 (1)

Unsecured notes payable:
2015	150,000	149,939	6.150%	6.185%	December 2015
2017	250,000	249,668	6.875%	6.924%	October 2017
2021	300,000	296,850	5.500%	5.689%	July 2021
2022	325,000	320,896	3.800%	3.985%	October 2022
2023	350,000	347,733	3.300%	3.388%	April 2023
2024	350,000	349,315	3.900%	3.924%	June 2024
Total	1,725,000	1,714,401

Total unsecured debt	$1,859,900	$1,849,301
(1) As of Oct 27, 2014, maturity date was extended to January 2019

Mortgages Payable	Principal Balance	Interest Rate	Maturity Date
Mortgage(1)	$6,251	5.750%	April 2016
Mortgage(1)	2,951	6.400%	February 2017
Mortgage	1,751	6.900%	January 2017
Mortgage(2)	605	8.640%	April 2016 — April 2019
	$11,558
(1) Includes unamortized premium
(2) Represents the total balance of three separate mortgage loans and their weighted average interest rate

National Retail Properties, Inc.
Property Portfolio

Top 20 Lines of Trade

		As of September 30,
	Line of Trade	2014(1)	2013 (2)
1.	Convenience stores	18.8%	19.9%
2.	Restaurants – full service	9.1%	9.8%
3.	Automotive service	7.2%	7.6%
4.	Restaurants – limited service	6.6%	5.4%
5.	Family entertainment centers	5.2%	2.2%
6.	Automotive parts	4.8%	5.1%
7.	Theaters	4.7%	4.4%
8.	Health and fitness	4.0%	4.0%
9.	Banks	3.8%	4.1%
10.	Sporting goods	3.5%	3.7%
11.	Recreational vehicle dealers, parts and accessories	3.2%	3.1%
12.	Wholesale clubs	2.9%	3.1%
13.	Drug stores	2.5%	2.7%
14.	Consumer electronics	2.5%	2.7%
15.	Home improvement	2.4%	2.5%
16.	Medical service providers	1.9%	1.3%
17.	Travel plazas	1.9%	2.0%
18.	Home furnishings	1.8%	1.6%
19.	General merchandise	1.6%	1.5%
20.	Books	1.3%	1.6%
	Other	10.3%	11.7%
	Total	100.0%	100.0%

Top 10 States

	State	% of Total(1)		State	% of Total(1)
1.	Texas	20.7%	6.	Virgina	4.3%
2.	Florida	9.8%	7.	Indiana	4.0%
3.	North Carolina	5.3%	8.	Ohio	3.3%
4.	Illinois	5.0%	9.	California	3.3%
5.	Georgia	4.8%	10.	Pennsylvania	3.2%

(1)	Based on the annualized base rent for all leases in place as of September 30, 2014.

(2)	Based on the annualized base rent for all leases in place as of September 30, 2013.

National Retail Properties, Inc.
Property Portfolio

Top Tenants (> 2.0%)

	Properties	% of Total (1)
Energy Transfer Partners (Sunoco)	125	6.6%
Mister Car Wash	87	4.6%
Pantry	86	4.1%
7-Eleven	78	4.0%
LA Fitness	20	3.9%
SunTrust	121	3.6%
AMC Theatre	15	3.3%
Camping World	25	3.2%
Chuck E. Cheese's	53	3.1%
BJ's Wholesale Club	7	2.9%
Best Buy	19	2.4%
Gander Mountain	10	2.2%

Lease Expirations(2)

	% of Total(1)	# of Properties	Gross Leasable Area (3)		% of Total(1)	# of Properties	Gross Leasable Area (3)
2014	0.3%	10	173,000	2020	3.9%	111	1,395,000
2015	1.3%	30	356,000	2021	4.5%	103	1,011,000
2016	1.5%	31	556,000	2022	6.4%	95	1,171,000
2017	3.3%	49	1,076,000	2023	3.1%	55	946,000
2018	7.0%	182	1,644,000	2024	2.8%	50	749,000
2019	3.5%	72	1,037,000	Thereafter	62.4%	1,216	11,567,000

(1)	Based on the annual base rent of $432,730,000, which is the annualized base rent for all leases in place as of September 30, 2014.

(2)	As of September 30, 2014, the weighted average remaining lease term is 12 years.

(3)	Square feet.